UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 14, 2019

Lakeland Financial Corporation
(Exact name of registrant as specified in its charter)

Indiana	000-11487	35-1559596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 East Center Street
Warsaw, Indiana  46581-1387
(Address of principal executive offices, including zip code)

(574) 267-6144
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
 Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 14, 2019, Lakeland Financial Corporation (the “Company”) and Lake City Bank, the Company’s wholly owned subsidiary (the “Bank”), announced that Brok A. Lahrman has been appointed as the Company’s Chief Accounting Officer and Senior Vice President of Finance, and will serve as the Company’s principal accounting officer.
Prior to joining the Company, Mr. Lahrman, age 32, served as a Senior Manager with BKD, LLP from January 2009 to March 2019, where he worked on audits of financial institutions and other firm-wide initiatives related to financial institutions.  Mr. Lahrman is a certified public accountant.
Item 7.01. Regulation FD Disclosure.
On March 14, 2019, the Company and the Bank issued a press release announcing Mr. Lahrman’s appointment.  A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release issued by Lakeland Financial Corporation and Lake City Bank on March 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND FINANCIAL CORPORATION

Dated: March 14, 2019	By: /s/Lisa M. O’Neill
             Lisa M. O’Neill
             Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Lakeland Financial Corporation and Lake City Bank on March 14, 2019.